INVESTOR PRESENTATION As of March 31, 2025 Nasdaq: RRBI Exhibit 99.1

Legal Disclosures Statements in this presentation regarding our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business, interest rates, and markets, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this presentation are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this presentation and could cause us to make changes to our future plans. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent quarterly reports on Form 10-Q, and in other documents that we file with the SEC from time to time. In addition, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this presentation or to make predictions based solely on historical financial performance. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, express or implied, included in this presentation are qualified in their entirety by this cautionary statement. This presentation includes industry and trade association data, forecasts, and information that we have prepared based, in part, upon data, forecasts, and information obtained from independent trade associations, industry publications and surveys, government agencies, and other information publicly available to us, which information may be specific to particular markets or geographic locations. Some data is also based on our good faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys, and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Statements as to our market position are based on market data currently available to us. Although we believe these sources are reliable, we have not independently verified the information. While we are not aware of any misstatements regarding our industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors. Similarly, we believe our internal research is reliable, even though such research has not been verified by any independent sources. Our accounting and reporting policies conform to United States GAAP and the prevailing practices in the banking industry. Certain financial measures used by management to evaluate our operating performance are discussed as supplemental non-GAAP performance measures. In accordance with SEC rules, we classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the U.S. Management and the board of directors review tangible book value per share, tangible common equity to tangible assets, and realized book value per share as part of managing operating performance. However, these non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner we calculate the non-GAAP financial measures that are discussed may differ from that of other companies reporting measures with similar names. It is important to understand how such other banking organizations calculate and name their financial measures similar to the non-GAAP financial measures discussed by us when comparing such non-GAAP financial measures. A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included in the Appendix to this presentation. 2

Glossary 3 ■ 4Q21 - Fourth Quarter of 2021 ■ 1Q22 – First Quarter of 2022 ■ 3Q22 – Third Quarter of 2022 ■ 4Q23 – Fourth Quarter of 2023 ■ 1Q24 – First Quarter of 2024 ■ 2Q24 – Second Quarter of 2024 ■ 3Q24 – Third Quarter of 2024 ■ 4Q24 – Fourth Quarter of 2024 ■ 1Q25 – First Quarter of 2025 ■ 2Q25 – Second Quarter of 2025 ■ 3Q25 – Third Quarter of 2025 ■ 4Q25 – Fourth Quarter of 2025 ■ ACL – Allowance for credit losses ■ AFS – Available-for-sale ■ AOCI – Accumulated other comprehensive income or loss ■ API – Application programming interface ■ B.A. – Bachelor of Arts ■ B.B.A. – Bachelor of Business Administration ■ BIC – Borrower-in-custody program ■ bp(s) – Basis point(s) ■ B.S. – Bachelor of Science ■ C&D – Construction and development loans ■ CAGR – Compound annual growth rate ■ CGMA – Chartered Global Management Accountant ■ CL(s) – Criticized loans ■ CPA – Certified Public Accountant ■ CRA – Community Reinvestment Act ■ CRE – Commercial real estate loans ■ DDA – Demand deposit accounts ■ EPS – Earnings per share ■ FDIC – Federal Deposit Insurance Corporation ■ FTE – Fully taxable equivalent basis ■ GAAP – Generally Accepted Accounting Principles in the United States of America ■ HFI – Held for investment ■ HFS – Held for sale ■ HTM – Held-to-maturity ■ IPO – Initial public offering ■ J.D. – Juris Doctor ■ K – Dollars in thousands ■ LDPO – Loan and deposit production office ■ LPO – Loan production office ■ L.L.C. – Limited liability company ■ L.L.P. – Limited liability partnership ■ M – Dollars in millions ■ M.B.A. – Master of Business Administration ■ MBS – Mortgage-backed securities ■ NIM – Net interest margin ■ NOO – Non-owner occupied ■ NOW – Negotiable order of withdrawal ■ NPA(s) – Nonperforming asset(s) ■ NPL(s) – Nonperforming loan(s) ■ P2P – Peer-to-peer ■ ROA – Return on average assets ■ ROE – Return on average equity ■ RRB – Red River Bank ■ RRBI – Red River Bancshares, Inc. ■ SBIC – Small Business Investment Company ■ SEC – United States Securities and Exchange Commission ■ TD – Time deposit ■ UBPR – Uniform Bank Performance Report ■ U.S. – United States of America ■ vs. – Versus ■ WAR – Weighted average rate ■ YTD – Year-to-date

5 ■ Established in 1998 in Alexandria, Louisiana ■ Completed IPO in May 2019 ■ Included in Russell 2000 Index ■ As of March 31, 2025: ■ Assets = $3.19 billion ■ Loans HFI = $2.11 billion ■ Securities = $699.5 million ■ Deposits = $2.83 billion ■ Market capitalization = $350.1 million ■ Ownership ■ Insiders = 30% ■ Institutions = 24%1 ■ Public and other = 46% ■ Named in American Banker’s “Best Banks to Work For 2024”2 ■ Ranked 9th in Bank Director Magazine’s Top 30 Publicly Traded Financial Institutions Under $5.0 billion3 ■ Ranked 14th in S&P Global Market Intelligence’s Top 50 best deposit franchises in 2024 for banks with assets between $3.0 and $10.0 billion4 ■ Sixth largest Louisiana-headquartered bank based on assets as of December 31, 20245 1Source: Based on filings made with the SEC, as reported by S&P Capital IQ Pro. 2Source: According to an article published by American Banker on November 14, 2024. 3Source: According to an article published by Bank Director on July 10, 2024. 4Source: According to a press release issued by S&P Global Market Intelligence on January 15, 2025. 5Source: According to Bank Performance Report issued as of December 31, 2024.

6 Strong • Well capitalized • Solid liquidity position • Stock repurchase program available • Operating in the largest markets in Louisiana • 28 banking centers and an LDPO Stable • Conservative credit culture with solid asset quality • Granular, diversified, relationship-based loan and deposit portfolios • No borrowings • No internet-sourced deposits • No brokered deposits • Below peer CRE levels Consistent • Primarily de novo growth strategy with targeted expansion into new markets • Four of our top executives are part of our founding management team • Consistent quarterly dividends We’re your people.

History & Strategy

Company History 8 Completed first stock offering of $12.4M1998 Red River Bank opened in Rapides Parish Completed stock offering of $4.0M Acquired Bank of Lecompte in Central Louisiana Expanded into Northwest Market via banking center and completed stock offering of $5.0M Completed stock offering of $7.4M Expanded into Capital Market via Fidelity Bancorp, Inc. acquisition Expanded into Southwest Market via LPO. Completed stock offering of $12.1M Expanded into Northshore Market via LPO. Completed IPO of $26.8M Expanded into Acadiana Market via LDPO Expanded into New Orleans Market via LDPO 1999 2000 2003 2006 2009 2013 2017 2019 2020 2021

Acadiana Market – Lafayette, Louisiana ■ 4Q24 – Purchased property. Plan to build a new banking center. Will be our 2nd banking center in the Acadiana market 9 Expansion Highlights Veterans Memorial Boulevard Banking Center ■ 1Q22 – Purchased land in Metairie, Louisiana (a New Orleans suburb) ■ 4Q23 – Construction began on new banking center ■ 2Q24 – Opened as a new full-service banking center New Orleans Market – New Orleans, Louisiana Baronne Street Banking Center ■ 3Q22 – Opened as a full- service banking center Poydras Street LDPO ■ 4Q21 – Opened LDPO in downtown New Orleans

Book Value 10 Note: Each year on the Book Value Graph represents year-end financial data. 1Non-GAAP measure. See “Legal Disclosures” on slide 2 and “Non-GAAP Reconciliation” slides in the Appendix for additional information. 2Adjusted for 2-for-1 stock split with a record date of October 1, 2018 and 15-for-1 stock split with a record date of November 30, 2005. 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 1Q25 $— $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 $45.00 $50.00 $55.00 $60.00 Realized Book Value Per Share1,2 $57.49 Book Value Per Share2 $49.18 Tangible Book Value Per Share1,2 $48.95 CAGR 10.8%

Leadership Team 11 R. Blake Chatelain ■ President, Chief Executive Officer, and Director ■ Founding management ■ Previously Executive Vice President of Rapides Bank & Trust Company, a subsidiary of First Commerce Corporation ■ B.S. in Finance from Louisiana State University Isabel V. Carriere, CPA, CGMA ■ Executive Vice President and Chief Financial Officer ■ Founding management ■ Previously Manager of the Financial Planning Department at Whitney National Bank, in the Financial Planning and Financial Reporting Department of First Commerce Corporation, and audited depository organizations with KPMG ■ B.S. in Management from Tulane University Bryon C. Salazar ■ Executive Vice President, Chief Banking Officer, and Director1 ■ Founding management ■ Past Chairman for the Board of Trustees of Rapides Regional Medical Center ■ Previously Commercial Banker at Rapides Bank & Trust Company ■ B.S. in Finance from Louisiana State University Tammi R. Salazar ■ Executive Vice President and Chief Operating Officer1 ■ Founding management ■ Previously Vice President of Rapides Bank & Trust Company ■ On boards of the Rapides Children’s Advocacy Network, River Oaks Art Center, and Christus Cabrini Foundation ■ B.S. in Finance from Louisiana Tech University Julia E. Callis, J.D. ■ Senior Vice President, General Counsel, and Corporate Secretary ■ Joined Red River Bank in 2020 ■ Previously with Cleco Corporate Holdings L.L.C. and Thompson & Knight L.L.P. ■ B.A. in English from Vanderbilt University and J.D. from Louisiana State University 1Position with Red River Bank. G. Bridges Hall, IV ■ Senior Vice President and Chief Credit Policy Officer1 ■ Joined Red River Bank in 2006 ■ Previously Credit Department Manager (Dallas) at Hibernia National Bank ■ B.S. in Business Administration from Northwestern State University, M.B.A. from Louisiana State University-Shreveport, and attended the Graduate School of Banking at Louisiana State University Debbie B. Triche ■ Senior Vice President and Retail Administrator1 ■ Joined Red River Bank in 2000 ■ Board of Trustees member of Rapides Regional Medical Center ■ Previously Vice President and Retail Branch Manager at Rapides Bank & Trust Company ■ B.S. in Marketing from Louisiana Tech University Andrew B. Cutrer ■ Senior Vice President and Director of Human Resources ■ Joined Red River Bank in 2001 ■ Previously Director of Human Resources at Bunkie General Hospital ■ B.S. in Management and Marketing from Louisiana College and M.B.A. from Louisiana Tech University David K. Thompson ■ Capital Market President1 ■ Joined Red River Bank in 2015 ■ Previously Baton Rouge Commercial Group Lender at IBERIABANK ■ B.B.A. in Finance from University of Louisiana-Monroe and attended the Graduate School of Banking at Louisiana State University

Growth Strategies 12 De Novo Growth Strategy ■ Disciplined, targeted expansions for profitable growth ■ Target markets with significant disruption by competitors ■ Concentrate on urban markets with growth potential ■ Focus on markets where market share is held by large national and regional banks ■ Hire experienced leadership from the market to build a team ■ Offer an authentic, full-service, relationship-based community bank experience ■ Establish presence initially with an LDPO then build or buy and remodel a banking center ■ Successfully integrated two acquisitions ■ Positioned to capitalize on future opportunities Fidelity Bancorp (2013) 3.8% Bank of Lecompte (2003) 1.2% Historical Asset Growth Method As of March 31, 2025 Organic 95.0% Disciplined Acquisition Strategy

Guiding Principles 13 Conservative Credit Culture Our founding management team developed the initial credit culture, predicated upon conservative underwriting principles carried over from regional bank experience. This same team has overseen the implementation and periodic adjustment of these core lending tenets over a 26-year time frame. “Footprint” Lending We have a low level of participations purchased and shared national credits. Our loan portfolio is well below CRE portfolio concentration guidelines and lower than the CRE portfolio of peers. Our portfolio is further characterized by modest hold limits, strong oversight, and rapid response to problem loan resolution. Consistent Lending Standards Relationship-Driven Client Focus Our relationship-driven client focus and consistent lending philosophy results in loyal loan customers who also provide stable core deposits. Fundamental goals continue to include disciplined, profitable growth, broad diversification, high- quality performance, and consistent underwriting standards. Experienced Bankers In addition to a cohesive, long-tenured executive management team, we enjoy the benefits of an experienced group of client-facing bankers, which has resulted in steady, diversified, organic loan growth, combined with excellent quality metrics.

Embracing Technology

RED RIVER BANCSHARES, INC.

- In 1Q25, RRB upgraded online and mobile banking platforms using Q2 Software's market leading products. These systems have enhanced RRB's digital offerings for both consumer and business customers
  - Allows RRB to offer a unified user experience across multiple platforms
  - Further enhances our Treasury Management feature offering
  - Better aligns RRB with a roadmap for enhanced digital products and services
- As part of our new online and mobile banking rollout, we partnered with Allied Payments to offer a new, more robust consumer and business bill pay product
- Online and mobile banking channels: mobile deposit, virtual vault, Apple Pay, mobile wallet, debit card controls, and P2P payments provided by Zelle®
- SQN Banking Systems' fraud detection system, which uses anomaly detection to detect fraud
- Online deposit account opening and mortgage applications, which include a "Verification of Life" system in an effort to reduce fraud
- Mobile, automated small-dollar loan system
- Implemented MeridianLink for internal end-to-end consumer loan application system
- Completed our core system upgrade to improve efficiency and accuracy, and to streamline operations
- Utilizing API for automation of processes to improve our efficiency and manage headcount
- Invested in the JAM FINTOP Banktech fund as a resource for technology systems


Next-level online & mobile banking
Integrated, user-friendly experience
RED RIVER BANK
Member FDIC

14

Competitive Landscape 151Source: FDIC, Deposits as of June 30, 2024. Investar Bank 1.3% Home Bank 1.7% First Guaranty 2.0% Red River Bank 2.1% Gulf Coast Bank and Trust 2.2% Origin Bank 2.7% b1BANK 3.5% First Horizon 5.7% Regions 6.5% Hancock Whitney 12.8% Capital One 12.9% JP Morgan Chase 16.9% Others 29.7% ■ Red River Bank holds 2.1% of Louisiana deposits1 ■ 54.9% of Louisiana deposits are held by large national or regional banks1 ■ Large banks de-emphasizing markets we serve Deposit Market Share as of June 30, 20241 Red River Bank Total % of Market Share $M $MMarkets Rank Central Market 1st 39.7% $ 1,600 $ 4,030 Northwest Market 9th 4.8% $ 456 $ 9,419 Capital Market 8th 2.3% $ 487 $ 20,874 Southwest Market 12th 1.4% $ 74 $ 5,465 Northshore Market 21st 0.4% $ 31 $ 7,815 Acadiana Market 22nd 0.3% $ 27 $ 8,299 New Orleans Market 22nd 0.2% $ 49 $ 31,799 State of Louisiana 9th 2.1% $ 2,724 $ 131,454 Deposits in Louisiana1 $131.5 billion As of June 30, 2024

2024 Overview

2024 Highlights 17 ■ Assets increased 0.7% to $3.15 billion ■ Loans HFI increased 4.1% to $2.08 billion ■ Deposits were consistent between 12/31/24 and 12/31/23 ■ Net income decreased 1.8% to $34.2 million for 2024 ■ EPS (diluted) was $4.95 for 2024, compared to $4.86 for 2023 ■ NIM FTE increased 5 bps to 2.96% ■ Net interest income increased 3.3% to $89.3 million ■ Significant stock buyback activity. Completed three privately negotiated stock repurchase transactions ■ Repurchased 4.6% of 12/31/23 outstanding shares = 327,085 shares of common stock, benefited EPS by $0.14 ■ Cash dividend increased to $0.36 per share for 2024, compared to $0.32 per share for 2023 (dollars in thousands, except per share data) 2024 2023 Net Income $ 34,235 $ 34,879 EPS, Diluted $ 4.95 $ 4.86 Book Value Per Share $ 47.18 $ 42.85 Tangible Book Value Per Share1 $ 46.95 $ 42.63 Realized Book Value Per Share1 $ 56.07 $ 51.38 Cash Dividends Per Share $ 0.36 $ 0.32 ROA 1.11% 1.15% ROE 11.02% 12.44% NIM FTE 2.96% 2.91% Efficiency Ratio 60.29% 59.39% Loans HFI to Deposits 73.97% 71.13% Noninterest-bearing Deposits to Deposits 30.89% 32.71% NPAs to Assets 0.10% 0.08% NPLs to Loans HFI 0.16% 0.13% ACL to Loans HFI 1.05% 1.07% Net Charge-offs to Average Loans 0.03% 0.02% Assets $ 3,149,594 $ 3,128,810 Loans HFI $ 2,075,013 $ 1,992,858 Deposits $ 2,805,106 $ 2,801,888 Stockholders’ Equity $ 319,739 $ 303,851 Stockholders’ Equity to Assets 10.15% 9.71% Tangible Common Equity to Tangible Assets1 10.11% 9.67% Total Risk-Based Capital Ratio 18.13% 18.28% Tier 1 Risk-Based Capital Ratio 17.12% 17.24% Leverage Ratio 11.86% 11.56% 1Non-GAAP measure. See “Legal Disclosures” on slide 2 and “Non-GAAP Reconciliation” slides in the Appendix for additional information.

2024 Selected Income Comparison 18 (dollars in thousands) For the Years Ended Variance 12/31/24 12/31/23 $ % Total Interest and Dividend Income $ 137,230 $ 118,568 $ 18,662 15.7% Total Interest Expense 47,936 32,130 15,806 49.2% Net Interest Income $ 89,294 $ 86,438 $ 2,856 3.3% Provision for Credit Losses $ 1,200 $ 735 $ 465 63.3% Mortgage Loan Income $ 2,490 $ 1,965 $ 525 26.7% SBIC Income $ 1,453 $ 2,873 $ (1,420) (49.4%) Net Income $ 34,235 $ 34,879 $ (644) (1.8%) ■ Interest and dividend income benefited from the higher interest rate environment and an improved asset mix. ■ Interest expense increased due to high deposit rates through 3Q24, combined with larger balances in higher cost deposit accounts. ■ Provision for credit losses increased due to the recent inflationary environment, changing monetary policy, current economic forecasts, and loan growth. ■ Mortgage loan income increased due to an increase in the average loan amount, which generated higher mortgage loan fee income. ■ SBIC income decreased due to the sale of an investment by the SBIC in 2023, which resulted in increased distributions.

1Q25 Overview

1Q25 Financial Results

RED RIVER BANCSHARES, INC.

- Net income and EPS increased
  - NIM FTE improved 13 bps
  - Net interest income increased 3.9%
  - Net income benefited from approximately $620,000 of periodic items that reduced operating expenses = $0.07 diluted EPS
- Good loan growth
- Slight increase in deposits and assets
- Solid liquidity
- Good asset quality
- No borrowings, brokered deposits, or internet-sourced deposits
- Quarterly cash dividend per share increased 33% to $0.12 from $0.09
- Completed significant upgrades to online, mobile, and bill payment systems

(dollars in thousands, except per share data)	1Q25	4Q24	1Q24
Net Income	$ 10,352	$ 9,306	$ 8,188
EPS, Diluted	$ 1.52	$ 1.37	$ 1.16
Book Value Per Share	$ 49.18	$ 47.18	$ 43.43
Tangible Book Value Per Share[1]	$ 48.95	$ 46.95	$ 43.20
Realized Book Value Per Share[1]	$ 57.49	$ 56.07	$ 52.52
Cash Dividends Per Share	$ 0.12	$ 0.09	$ 0.09
ROA	1.32%	1.18%	1.07%
ROE	12.85%	11.46%	10.77%
NIM FTE	3.22%	3.09%	2.83%
Efficiency Ratio	55.51%	58.71%	60.37%
Loans HFI to Deposits	74.84%	73.97%	74.22%
Noninterest-bearing Deposits to Deposits	32.08%	30.89%	32.61%
NPAs to Assets	0.16%	0.10%	0.08%
ACL to Loans HFI	1.03%	1.05%	1.06%
Net Charge-offs to Average Loans	0.02%	0.01%	0.00%
Assets	$ 3,186,432	$ 3,149,594	$ 3,073,298
Loans HFI	$ 2,114,742	$ 2,075,013	$ 2,038,072
Deposits	$ 2,825,676	$ 2,805,106	$ 2,745,891
Stockholders' Equity	$ 333,316	$ 319,739	$ 299,314
Realized Common Equity[1]	$ 389,674	$ 379,986	$ 362,014
Stockholders' Equity to Assets	10.46%	10.15%	9.74%
Tangible Common Equity to Tangible Assets[1]	10.42%	10.11%	9.69%
Total Risk-Based Capital Ratio	18.25%	18.13%	17.84%
Leverage Ratio	12.01%	11.86%	11.44%

[1]Non-GAAP measure. See "Legal Disclosures" on slide 2 and "Non-GAAP Reconciliation" slides in the Appendix for additional information.

20

Balance Sheet 21 As of (dollars in thousands) 3/31/25 12/31/24 3/31/24 Assets Cash and due from banks $ 36,438 $ 30,558 $ 19,401 Interest-bearing deposits in other banks 215,717 238,417 210,404 Securities AFS, at fair value 566,874 550,148 545,967 Securities HTM, at amortized cost 129,686 131,796 139,328 Equity securities, at fair value 2,981 2,937 2,934 Loans HFS 2,178 2,547 1,653 Loans HFI 2,114,742 2,075,013 2,038,072 Allowance for credit losses (21,835) (21,731) (21,564) Other assets 139,651 139,909 137,103 Total Assets $ 3,186,432 $ 3,149,594 $ 3,073,298 Liabilities Noninterest-bearing deposits $ 906,540 $ 866,496 $ 895,439 Interest-bearing deposits 1,919,136 1,938,610 1,850,452 Total Deposits 2,825,676 2,805,106 2,745,891 Other borrowed funds — — — Other accrued expenses and liabilities 27,440 24,749 28,093 Total Liabilities 2,853,116 2,829,855 2,773,984 Stockholders’ Equity Preferred stock, no par value — — — Common stock, no par value 38,710 38,655 45,177 Additional paid-in capital 2,871 2,777 2,485 Retained earnings 348,093 338,554 314,352 AOCI (56,358) (60,247) (62,700) Total Stockholders’ Equity 333,316 319,739 299,314 Total Liabilities and Stockholders’ Equity $ 3,186,432 $ 3,149,594 $ 3,073,298 ■ Assets increased 1.2% to $3.19 billion ■ Loans HFI increased 1.9% to $2.11 billion with steady loan closings and construction commitment fundings ■ Deposits increased 0.7% with higher consumer and commercial balances, partially offset by seasonal outflow of funds from public entity customers ■ Securities increased 2.1% with new securities purchases ■ $5.0 million of the 2025 stock repurchase program is available

1Q25 Selected Income Comparison 22 ■ Interest and dividend income increased primarily due to higher yields on securities. ■ Interest expense decreased due to lower rates on time deposits. ■ Brokerage income increased due to increased client activity. Assets under management as of 3/31/25 = $1.14 billion. ■ Data processing expense decreased primarily due to receipt of a $447,000 periodic refund from our data processing center. ■ Loan and deposit expenses decreased primarily due to receipt of a $173,000 negotiated, variable rebate from a vendor. (dollars in thousands) For the Quarters Ended Variance 3/31/2025 12/31/2024 $ % Total Interest and Dividend Income $ 35,808 $ 35,630 $ 178 0.5% Total Interest Expense 11,198 11,943 (745) (6.2%) Net Interest Income $ 24,610 $ 23,687 $ 923 3.9% Brokerage Income $ 1,325 $ 924 $ 401 43.4% Data Processing Expense $ 288 $ 681 $ (393) (57.7%) Loan and Deposit Expenses $ 62 $ 334 $ (272) (81.4%) Net Income $ 10,352 $ 9,306 $ 1,046 11.2%

Loan Portfolio Overview 23 ■ Loans HFI = $2.11 billion ■ Average loan size excluding credit cards = $259,000 ■ Broad diversification by industry ■ Highest concentration = Health Care at 8.0% ■ Energy exposure at 1.4% ■ Shared National Credits = $28.6 million, or 1.4% of Loans HFI 8.0% 5.9% 4.1% 3.8% 2.8% 2.0% 1.8% 1.5% 1.4% 0.6% Health Care Investor 1-to-4 and Multifamily Construction Retail Trade Hospitality Services Finance & Insurance Public Administration Religious & Other Nonprofit Energy Manufacturing Consumer Tax-Exempt C&D Commercial & Industrial 1-4 Family Residential CRE Average Loan Size $ and Loans HFI % Mix As of March 31, 2025 (dollars in thousands) Largest Industry Concentrations As of March 31, 2025 Non-Owner Occupied CRE $457,864 Owner Occupied CRE $434,341 Commercial C&D $150,421 Residential C&D $25,154 CRE & C&D $ as a % of Loans HFI As of March 31, 2025 (dollars in thousands) 21.7% 20.5% 7.1% 1.2%$13 1.4% $1,583 2.9% $512 8.3% $172 16.0% $226 29.2% $970 42.2%

Health Care Loans 24 Nursing & Residential Care Facilities 4.2% Physician & Dental Practices 3.4% Hospitals 0.4% ■ Largest industry concentration ■ Health Care loans = $168.9 million, or 8.0%, of loans HFI ■ Average loan size = $370,000 ■ No shared national credits, real estate investment trusts, or assisted living facilities ■ Skilled nursing care facilities operate under a certificate of need system in Louisiana ■ Nursing facilities are managed by Louisiana-based owner operators Health Care Loans by Subtype % of Loans HFI As of March 31, 2025 Health Care Loans by Category % of Health Care Loans As of March 31, 2025 Commercial Real Estate 62.7% Commercial and Industrial 32.9% Other 4.4%

Commercial Real Estate Loans 25 Retail 32.9% Medical Facilities 13.3% Office - Building 12.7% Office - Warehouse 8.2% Industrial 6.5% Farmland 5.5% Camp/Recreational 5.0% Churches 5.0% Other 10.9% Owner Occupied CRE by Property Type As of March 31, 2025 Retail 28.5% Nursing Homes 16.1% Office - Building 11.8% Office - Warehouse 10.9% Multifamily Housing 10.2%Hotel/Motel 7.2% Medical Facilities 5.7% Other 9.6% NOO CRE by Property Type As of March 31, 2025 Land Dev - Comm 66.2% Vacant Comm Lot 18.6% Land Dev - Res 9.6%Vacant Res Lot 4.5% Other - Comm 0.9% Other - Res 0.2% C&D by Property Type As of March 31, 2025 ■ CRE = $892.2 million, or 42.2% of loans HFI ■ C&D = $175.6 million, or 8.3% of loans HFI ■ CRE criticized loans = $7.2 million, or 0.8% of total CRE loans and 0.3% of loans HFI ■ CRE NPLs = $762,000, or 0.1% of total CRE loans and < 0.1% of loans HFI

CRE - NOO Office Loans 26 Capital $21,507 39.7% Northwest $16,685 30.8% New Orleans $8,237 15.2% Central $5,537 10.2% Northshore $1,119 2.1% Southwest $1,108 2.0% ■ NOO office loans = $54.2 million, or 2.6% of loans HFI ■ Primarily centered in low-rise suburban areas ■ Average size = $951,000 ■ Average loan-to-value for NOO office loans = 51.1% ■ No criticized NOO office loans NOO Office Loans by Geographic Market As of March 31, 2025 (dollars in thousands) NOO Office Loans by Maturity As of March 31, 2025 (dollars in thousands) Maturing in: $ % of Total 2025 $ 19,234 35.5% 2026 1,016 1.9% 2027 8,306 15.3% 2028 12,784 23.6% 2029 9,587 17.7% 2030 and beyond 3,266 6.0% Total NOO Offices $ 54,193 100.0%

C&D and CRE Historical Concentrations 27 49% 42% 56% 51% 48% 74% 70% 77% 79% 71% 47% 35% 46% 33% 39% National State RRB 2020 2021 2022 2023 2024 215% 216% 234% 242% 240% 232% 233% 258% 249% 262% 135% 146% 163% 150% 157% National State RRB 2020 2021 2022 2023 2024 1Source: UBPR - National Peer Group 3 and UBPR Louisiana Peer Groups of Louisiana-based banks with asset size between $1.5 billion and $10.0 billion; Ratio: C&D loans to Tier I capital + ACL. 2Source: UBPR - National Peer Group 3 and UBPR Louisiana Peer Groups of Louisiana-based banks with asset size between $1.5 billion and $10.0 billion; Ratio: NOO, multifamily, and CRE loans not secured by real estate to Tier I capital + ACL. C&D Concentration(1) CRE Concentration(2) ■ Low levels of CRE relative to state, regional, and national peers ■ Concentration ratios as a % of risk-based capital are well below bank regulatory guidelines ■ As of 1Q25, RRB CRE Ratio = 157.9% and RRB C&D Ratio = 43.7%

Loans by Market 28 ■ Changing interest rates impacting customer activity ■ Economic uncertainty regarding tariffs and trade rules ■ Robust competition for new loans Central $596,986 28.2% Northwest $346,947 16.4% Capital $577,618 27.3% Southwest $181,479 8.6% Northshore $120,172 5.7% Acadiana $100,774 4.8% New Orleans $190,766 9.0% Loans HFI Originated by Geographic Market As of March 31, 2025 (dollars in thousands) Opportunities and Challenges to Future Loans ■ “Normal” yield curve ■ Positive Louisiana economic outlook ■ Expansion in larger Louisiana markets ■ Competitor disruption ■ New lender capacity ■ Expanding operations in Southwest, Acadiana, Northshore, and Capital Markets ■ In the New Orleans Market, opened an LDPO in 2021, and full-service banking centers in 2022 and 2024 Opportunities Challenges

Asset Quality 29 ■ NPAs increased slightly to $5.2 million ■ NPAs to Assets = 0.16% ■ Provision expense totaled $450,000 in 1Q25 ■ ACL to loans HFI = 1.03% ■ Net charge-offs to average loans since Red River Bank’s opening in 1999 = 0.04% 0.08% 0.11% 0.10% 0.10% 0.16% 1Q24 2Q24 3Q24 4Q24 1Q25 (dollars in thousands) 3/31/24 6/30/24 9/30/24 12/31/24 3/31/25 NPLs $ 2,530 $ 3,209 $ 3,068 $ 3,234 $ 5,063 NPLs to Loans HFI 0.12% 0.16% 0.15% 0.16% 0.24% NPAs $ 2,530 $ 3,209 $ 3,106 $ 3,272 $ 5,188 NPAs to Assets 0.08% 0.11% 0.10% 0.10% 0.16% Criticized Loans $ 25,129 $ 11,018 $ 15,187 $ 14,678 $ 16,501 CLs to Loans HFI 1.23% 0.54% 0.74% 0.71% 0.78% Provision Expense $ 300 $ 300 $ 300 $ 300 $ 450 ACL to Loans HFI 1.06% 1.06% 1.06% 1.05% 1.03% Net Charge-offs to Average Loans 0.00% 0.01% 0.00% 0.01% 0.02% NPAs / Assets (end of period) Asset Quality Metrics As of and for the quarters ended

Deposits 30 ■ Deposits were $2.83 billion for 1Q25, an increase of $20.6 million, or 0.7%, compared to 4Q24, due to higher balances in consumer and commercial accounts, partially offset by the seasonal outflow of funds from public entity customers ■ Noninterest-bearing deposits to deposits ratio = 32.08% ■ Loans HFI to deposits ratio = 74.84% ■ Cost of deposits = 1.61% ■ No internet-sourced or brokered deposits Noninterest-bearing DDA 32.1% Interest- bearing DDA 5.2% NOW 15.3% Money Market 20.2% Savings 6.2% Time ≤ $250k 14.2% Time > $250k 6.8% $2,910 $2,799 $2,802 $2,805 $2,826 Noninterest-bearing DDA Interest-bearing DDA NOW Money Market Savings Time ≤ $250k Time > $250k 2021 2022 2023 2024 1Q25 Deposit % Mix As of March 31, 2025 Deposits by Category (end of period) (in millions)

Deposit Characteristics 31 ■ Granular, diversified deposit portfolio and customer base throughout Louisiana ■ Average deposit account size = $28,000 ■ Public entity deposits ■ Relationship-based Louisiana public entities ■ Public entity deposits = $236.4 million, 8.4% of deposits ■ Estimated Uninsured Deposits ■ Estimated uninsured deposits1 = $875.2 million, 31.0% of deposits ■ Estimated uninsured deposits, excluding collateralized public funds2 = $689.6 million, 24.4% of deposits ■ Cash and cash equivalents combined with available borrowing capacity represent 218.4% of estimated uninsured deposits and 277.1% of estimated uninsured deposits, excluding collateralized public funds 1Calculated based on the same methodologies and assumptions used for regulatory reporting purposes. 2Public entity deposits above the FDIC insurance limit are fully collateralized. Deposits by Customer Type % of Deposits As of March 31, 2025 (dollars in millions) Public $236 8.4% Consumer $1,389 49.1% Commercial $1,200 42.5% (dollars in thousands) $ WAR 2Q25 $ 253,619 4.06% 3Q25 148,148 3.74% 4Q25 91,647 3.76% Total $ 493,414 3.84% Time Deposits Maturing in 2025 As of March 31, 2025

Securities 32 Key Securities Metrics as of March 31, 2025 Securities AFS 1Q25 Activity ■ Securities AFS portfolio at fair value = $566.9 million, net of $58.7 million of unrealized loss ■ Securities HTM portfolio at amortized cost = $129.7 million ■ Unrealized loss on HTM portfolio = $21.8 million ■ 1Q25 yield = 2.59% ■ Effective duration = 4.7 years ■ Securities AFS (fair value) and HTM (amortized cost) pledged as collateral = $237.0 million ■ No investment in subordinated debentures of other financial institutions $667.0 $776.1 $714.3 $684.9 $699.5 MBS AFS Muni AFS U.S. Agency AFS CRA Equity Securities U.S. Treasury AFS MBS HTM U.S. Agency HTM 2021 2022 2023 2024 1Q25 Securities (end of period) (in millions) CRA Equity Securities as of March 31, 2025 ■ Purchased = $36.8 million, yield of 4.99% ■ No sales ■ CRA mutual fund consisting primarily of bonds = $3.0 million

Liquidity and Borrowing Availability 33 22.4% 21.9% 22.5% 21.7% 22.0% 7.5% 7.0% 7.5% 8.5% 7.9% Securities Liquid Assets 1Q24 2Q24 3Q24 4Q24 1Q25 Securities / Assets vs. Liquid Assets1 / Assets (end of period) 1Liquid Assets, as presented, refers to total cash and cash equivalents. Liquidity Borrowing Availability ■ Liquid Assets1 = $252.2 million, or 7.91% of assets, as of March 31, 2025, with $275.9 million average for 1Q25 ■ Estimated cash flows from securities, assuming consistent prepayment rates ■ $80.0 million principal repayments from April 2025 to December 2025, yielding 3.28% ■ $1.66 billion in available borrowing capacity through the following sources: ■ Federal Home Loan Bank = $997.9 million ■ Federal Funds Lines = $95.0 million ■ Federal Reserve Bank Discount Window amounts pledged as collateral: ■ Loans (BIC) = $89.1 million ■ Securities AFS = $37.9 million ■ Securities unencumbered = $439.1 million 1

Capital 34 ■ Well-capitalized position ■ 1Q25 - Paid a quarterly cash dividend of $0.12 per share, a 33% increase from $0.09 per share in 4Q24 ■ Stock repurchases ■ $5.0 million stock repurchase program in place for 2025 ■ Includes $56.4 million of net unrealized losses on securities AFS and HTM, 16.9% of capital as of March 31, 2025 ■ Capital priorities ■ Maintain strong capital levels ■ Support organic growth ■ Dividends ■ Stock buybacks ■ Acquisitions 17.84% 18.01% 18.07% 18.13% 18.25% 16.82% 16.99% 17.05% 17.12% 17.25% 11.44% 11.74% 11.90% 11.86% 12.01% 9.74% 10.07% 10.46% 10.15% 10.46% Total Risk-Based Capital Tier 1 Risk-Based Capital Leverage Ratio Stockholders' Equity to Assets 1Q24 2Q24 3Q24 4Q24 1Q25 5.00% 10.00% 15.00% 20.00% Capital Ratios (end of period)

Stockholders’ Equity Trends 35 $276.6 $283.4 $282.0 $303.9 $299.3 $307.0 $324.3 $319.7 $333.3 2023 2024 2025 Q1 Q2 Q3 Q4 $260.0 $280.0 $300.0 $320.0 $340.0 Total Stockholders’ Equity (dollars in millions) $345.2 $353.1 $359.4 $364.3$362.0 $368.7 $373.9 $380.0 $389.7 2023 2024 2025 Q1 Q2 Q3 Q4 $340.0 $350.0 $360.0 $370.0 $380.0 $390.0 $400.0 Realized Stockholders’ Equity1 (dollars in millions) 1Non-GAAP measure. See “Legal Disclosures” on slide 2 and “Non-GAAP Reconciliation” slides in the Appendix for additional information.

Profitability Trends 36 $32,952 $36,916 $34,879 $34,235 $10,352 Q1 Q2 Q3 Q4 2021 2022 2023 2024 1Q25 Net Income (in thousands) $4.51 $5.13 $4.86 $4.95 $1.52 Q1 Q2 Q3 Q4 2021 2022 2023 2024 1Q25 Earnings Per Share (Diluted) 56.39% 56.60% 59.39% 60.29% 55.51% 2021 2022 2023 2024 1Q25 Efficiency Ratio YTD Return on Average Assets YTD 1.13% 1.18% 1.15% 1.11% 1.32% 2021 2022 2023 2024 1Q25

Net Interest Margin Trend 37 ■ NIM FTE increased 13 bps to 3.22% for 1Q25 ■ Improved yields on securities and loans, combined with lower deposit costs 5.33% 5.33% 5.26% 4.65% 4.33% 5.09% 5.21% 5.32% 5.34% 5.41% 4.12% 4.19% 4.26% 4.17% 3.80% 2.83% 2.92% 2.98% 3.09% 3.22% 2.12% 2.20% 2.35% 2.48% 2.59% 1.81% 1.86% 1.95% 1.78% 1.70% 1.70% 1.75% 1.81% 1.71% 1.61% Cost Of Deposits Interest-bearing Transaction Deposits Securities NIM FTE Time Deposits Loan Yield Average Effective Federal Funds Rate 1Q24 2Q24 3Q24 4Q24 1Q25 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% 5.50%

Net Interest Margin Update

RED RIVER BANCSHARES, INC.

	Average Yield / Rate		Basis Points	
	1Q25	4Q24	Increase (Decrease)	Details
Loans	5.41%	5.34%	7	New/renewed loan rates: 1Q25 7.02%, 4Q24 7.25% Floating rate loans = 17.6% of loans HFI
Securities	2.59%	2.48%	11	Purchased $36.8 million at 4.99%
Total interest-earning assets	4.64%	4.60%	4	
Interest-bearing transaction deposits	1.70%	1.78%	(8)	Floating rate deposits = 8.7% of interest-bearing transaction deposits
Time deposits	3.80%	4.17%	(37)	New/renewed TD rates: 1Q25 3.73%, 4Q24 3.71%
Cost of deposits	1.61%	1.71%	(10)	
NIM FTE	3.22%	3.09%	13	

NIM Opportunities - Apr to Dec 2025

- Solid loan pipeline
- Redeploy investment cash flows into higher yielding assets. $80.0 million yielding 3.28%
- Reprice maturing loans into slightly higher yielding loans. $162.2 million of fixed rate loans yielding 6.15%
- Reduce transaction deposit rates
- Reprice 2Q25 maturing time deposits into lower yielding products. $253.6 million of maturing time deposits with average rate of 4.06%
- Growth opportunity in new and legacy markets

NIM Challenges

- Uncertainty regarding future interest rate environment
- Uncertainty regarding economic environment, tariffs, and trade
- Impact of possible lower interest rate environment
- Competition for new loans and loan pricing challenges
- Deposit rate pressures
- Uncertainty regarding customer deposit activity

Expectations

- Net interest income and net interest margin projected to remain fairly consistent for the remainder of 2025.

38

Noninterest Income (1Q25 vs. 4Q24) 39 ■ Noninterest income increased $277,000 to $5.3 million for 1Q25 ■ Brokerage income increased $401,000 to $1.3 million for 1Q25 due to increased investing activity by clients ■ Equity securities had a gain of $44,000 for 1Q25 compared to a loss of $91,000 for 4Q24 ■ Mortgage loan income decreased $122,000 to $530,000 for 1Q25 due to decreased purchase activity ■ SBIC income decreased $66,000 to $280,000 for 1Q25 due to lower normal income received from these partnerships ■ We expect SBIC income to be lower in future quarters due to fund value fluctuations Service Charges on Deposit Accounts $1,383 26.2% Brokerage Income $1,325 25.1% Debit Card Income, net $992 18.8% Mortgage Loan Income $530 10.1% Loan and Deposit Income $459 8.7% SBIC Income $280 5.3% Other Income $303 5.8% Noninterest Income For the quarter ended March 31, 2025 (dollars in thousands)

Operating Expense (1Q25 vs. 4Q24) 40 ■ Operating expenses decreased $252,000 to $16.6 million for 1Q25 ■ Data processing expenses decreased $393,000 to $288,000 for 1Q25 ■ Received a $447,000 periodic refund from our data processing center ■ Partially offset by new expenses and $14,000 of nonrecurring implementation fees related to online, mobile banking, and bill payment systems implemented in 1Q25 Personnel $10,023 60.4% Occupancy & Equipment $1,794 10.8% Technology $835 5.0% Legal & Professional $632 3.8% Other Taxes $612 3.7% Other Bus Dev Expense $558 3.4% Data Processing $288 1.8% Other Operating $1,846 11.1% Operating Expense For the quarter ended March 31, 2025 (dollars in thousands) ■ Loan and deposit expenses decreased $272,000 to $62,000 for 1Q25 ■ Received a $173,000 negotiated, variable rebate from a vendor ■ Personnel expenses increased $254,000 to $10.0 million for 1Q25 ■ Increase in headcount, restarting of payroll tax expense, and increased revenue-based commission compensation

Strategic Outlook 41 ■ Continue building a strong, Louisiana-based, super-community bank by leveraging existing infrastructure and adding select new locations to support growth ■ Operate with high performing financial results ■ Maintain disciplined capital management, including consistent dividends and opportunistic stock repurchases ■ Continue de novo, organic expansion strategy by expanding in newer south Louisiana markets and adding experienced, local bankers ■ Monitor for strategic acquisition opportunities that fit culturally and create long-term value ■ Focus on relationship banking to generate core deposits and maintain a diversified loan portfolio ■ Expand mortgage and brokerage staff in order to increase revenue in newer markets ■ Continue to invest in digital systems and products to improve operating efficiency and customer experience

Summary 42 Well capitalized with 12.01% leverage ratio and stockholders’ equity to assets of 10.46% Well positioned for the future Increased cash dividend and available stock buyback program Diversified loan portfolio with solid asset quality and a good loan pipeline Granular, diversified deposit portfolio Strong liquidity and borrowing capacity

Appendix

Non-GAAP Reconciliation 44 As of (dollars in thousands, except per share data) 3/31/25 12/31/24 3/31/24 12/31/23 Tangible common equity Total stockholders’ equity $ 333,316 $ 319,739 $ 299,314 $ 303,851 Adjustments: Intangible assets (1,546) (1,546) (1,546) (1,546) Total tangible common equity (non-GAAP) $ 331,770 $ 318,193 $ 297,768 $ 302,305 Realized common equity Total stockholders’ equity $ 333,316 $ 319,739 $ 299,314 $ 303,851 Adjustments: Accumulated other comprehensive (income) loss 56,358 60,247 62,700 60,494 Total realized common equity (non-GAAP) $ 389,674 $ 379,986 $ 362,014 $ 364,345 Common shares outstanding 6,777,657 6,777,238 6,892,448 7,091,637 Book value per share $ 49.18 $ 47.18 $ 43.43 $ 42.85 Tangible book value per share (non-GAAP) $ 48.95 $ 46.95 $ 43.20 $ 42.63 Realized book value per share (non-GAAP) $ 57.49 $ 56.07 $ 52.52 $ 51.38 Tangible assets Total assets $ 3,186,432 $ 3,149,594 $ 3,073,298 $ 3,128,810 Adjustments: Intangible assets (1,546) (1,546) (1,546) (1,546) Total tangible assets (non-GAAP) $ 3,184,886 $ 3,148,048 $ 3,071,752 $ 3,127,264 Stockholders’ equity to assets 10.46% 10.15% 9.74% 9.71% Tangible common equity to tangible assets (non-GAAP) 10.42% 10.11% 9.69% 9.67%

Non-GAAP Reconciliation (continued) 45 As of (dollars in thousands) 9/30/24 6/30/24 9/30/23 6/30/23 3/31/23 Realized common equity Total stockholders’ equity $ 324,318 $ 306,990 $ 281,951 $ 283,372 $ 276,640 Adjustments: Accumulated other comprehensive (income) loss 49,624 61,732 77,486 69,693 68,541 Total realized common equity (non-GAAP) $ 373,942 $ 368,722 $ 359,437 $ 353,065 $ 345,181